UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒       Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Western Alliance Bancorporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

P.O. BOX 8016, CARY, NC 27512-9903

Western Alliance Bancorporation

Annual Meeting of Stockholders

Wednesday, June 12, 2024, 8:00 AM, Mountain Standard Time

4360 E Camelback Rd Phoenix, AZ 85018

For a convenient way to view proxy materials, VOTE, and obtain directions to attend the meeting go to www.proxydocs.com/WAL

To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.

If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before May 31, 2024.

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Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting To Be Held On June 12, 2024 For Stockholders of record as of April 15, 2024

To order paper materials, use one of the following methods.

Internet:

www.investorelections.com/WAL

 Call:

1-866-648-8133

Email:

paper@investorelections.com

* If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material.

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

SEE REVERSE FOR FULL AGENDA

Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

Western Alliance Bancorporation Annual Meeting of Stockholders

FOR PROPOSALS 1, 2 AND 4

EVERY 1 YEAR FOR ITEM 3

AGAINST PROPOSAL 5

PROPOSAL

1.	Election of Directors

1.01 Bruce D. Beach

1.02 Kevin M. Blakely

1.03 Juan R. Figuereo

1.04 Howard N. Gould

1.05 Greta Guggenheim

1.06 Christopher A. Halmy

1.07 Mary Chris Jammet

1.08 Marianne Boyd Johnson

1.09 Mary Tuuk Kuras

1.10 Robert P. Latta

1.11 Anthony T. Meola

1.12 Bryan K. Segedi

1.13 Donald D. Snyder

1.14 Kenneth A. Vecchione

2.	Approve, on a non-binding advisory basis, executive compensation (say on pay).

3.	Approve, on a non-binding advisory basis, frequency of the non-binding vote on executive compensation (say on frequency).

4.	Ratify the appointment of RSM US LLP as the Company’s independent auditor for 2024.

5.	Shareholder proposal requesting a report on risks of politicized de-banking.